Exhibit 99.1

LOANOUT AGREEMENT

This LOANOUT AGREEMENT (this “Agreement”), dated as of May 14, 2010 (the “Effective Date”), by and between Worldwide Officers, Inc. a California Corporation having its principal location of 6571 Morningside Drive, Huntington Beach, California 92648 (“Lender”), and China Jo-Jo Drugstores, Inc. having a principal location at Room 507-513, 5th Floor, A Building, Meidu Plaza Gongshu District, Hangzhou, Zhejiang Province People’s Republic of China (the “Company”), for the services  of Lender’s  employee, Bennet P. Tchaikovsky (“Executive”). Executive is made a party to this Agreement solely for the purpose of acknowledging Section 4 hereof.

RECITAL

WHEREAS, Executive has been acting as Chief Financial Officer of the Company without a written agreement;

WHEREAS, the Company desires to retain the continuing services of Executive as its Chief Financial Officer pursuant to the terms set forth hereinafter, which terms are acceptable to Lender;

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual agreements herein contained and for other good and valuable consideration, the parties hereto agree as follows:

1. Engagement, Duties and Acceptance.

1.1 Effective as of the Effective Date, the Company engages Lender for, and Lender agrees to supply and make available to the Company, the services of Executive to serve as the Company’s Chief Financial Officer (“CFO”) during the Term (as defined in Section 3.1), on the terms and conditions contained in this Agreement.  During the Term, Executive shall make himself available to the Company and to any of its subsidiaries or affiliates as directed to pursue the business of the Company subject to the supervision and direction of the Board of Directors of the Company (the “Board”).

1.2 The Board may assign Executive such general management and supervisory responsibilities and executive duties for the Company as are appropriate and commensurate with Executive’s position as CFO with the understanding that Executive shall be based where Lender’s principal offices are located.

1.3 Lender agrees that Executive shall devote up to ninety (90) hours per month of Executive’s business time, energies and attention to the performance of his duties hereunder and as CFO.  Nothing herein shall be construed as precluding Executive from owning, purchasing, selling, or otherwise dealing in any manner with any property or engaging in any business whatsoever, including without limitation, providing consulting services, acting as a director of another company, or starting a new business, without notice to, participation of, and liability to the Company; provided, however, that all such activities shall not materially interfere with the performance of Executive’s duties hereunder or violate the provisions of Section 4.4 hereof.

2. Fees and Expenses. For all services to be rendered by Executive pursuant to this Agreement, the Company shall compensate Lender as follows:

2.1 Cash Fee. Subject to the continuous service of Executive during the Term, the Company shall pay to Lender an annual fee of $100,000 payable in four (4) separate installments of $25,000 immediately upon the execution of this Agreement and on July 28, 2010, October 28, 2010 and January 28, 2011. Such payments will be made to an account designated by Lender within 15 calendar days after installment date.

2.2    Stock Bonus. As an inducement for Lender to enter into this Agreement, Company shall issue to Lender or its designee four thousand (4,000) restricted shares of the Company’s common stock, par value $0.001 per share (the “Stock Bonus”). The Stock Bonus shall be issued under an equity incentive plan (the “Plan”) to be adopted by the Company, and shall be issued to Lender immediately after the adoption of the Plan. The Company agrees to make its best efforts to adopt the Plan no later than August 31, 2010. The Stock Bonus shall be subject to the conditions of the Plan and those set forth in 2.3(a) through (e) of this Agreement.

2.3 Stock Fee. Upon the adoption of the Plan, the Company shall issue to Lender or its designee 10,000 shares of the Company’s common stock, par value $0.001 per share, in the form of a restricted stock grant (the “Shares”), which Shares shall be held in escrow by the Company’s legal counsel and shall be distributed to Lender immediately at the end of the Term. Subject to the continuous service of Executive during the Term, the Shares shall vest as follows: 1,753 shares on June 30, 2010, 2,521 shares on September 30, 2010, 2,521 shares on December 31, 2010, 2,466 shares on March 31, 2011 and 739 shares on April 27, 2011. The Shares shall be subject to the following additional terms:

(a)           The Shares shall be “restricted” and cannot be resold without their prior registration or compliance with the terms of Rule 144 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), or an exemption therefrom.

(b)           The Shares shall be subject to adjustment in the case of any stock split, reverse stock split, combination or similar events.

(c)           Upon the filing of an election pursuant to Section 83(b) of the Internal Revenue Code with respect to the Shares, the Company will not reimburse Lender for any federal and state taxes due as a result of such election.

(d)           During the Term, Lender shall not, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any of the Shares or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of the Shares, in cash or otherwise.

(e)           In connection with the issuance of the Shares, Lender hereby represents and warrants to the Company, as of the date hereof, (and shall require its assignee to so represent and warrant) that:

(i)           The Shares will be acquired for investment for Lender’s own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the Securities Act, and Lender has no present intention of selling, granting any participation in or otherwise distributing the same;

(ii)           Lender understands that the acquisition of the Shares involves substantial risk. Lender has experience as an investor in securities of companies and acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of its investment and protecting its own interests in connection with this investment;

(iii)           Lender is an "accredited investor" within the meaning of Regulation D of the Securities Act; and

(iv)           Lender understands that (A) the Shares are characterized as "restricted securities" under the Securities Act, inasmuch as it are being acquired from the Company in a transaction not involving a public offering, and (B) under the Securities Act and applicable rules and regulations thereunder, such securities may be resold without registration under the Securities Act only in certain limited circumstances. Lender is familiar with Rule 144 under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

2.4 D&O Insurance. During the Term, the Company shall include Executive as insured under a directors and officers insurance policy (the “D&O Insurance”) with initial coverage of $5,000,000 from an insurance carrier that has a minimum rating of XII A as defined by the A.M. Best Company. If any member of the Board enters into an indemnification agreement with the Company as part of the D&O Insurance, Executive shall be entitled to enter into an agreement of like tenor with the Company. Additionally, if the Board decides to increase the coverage of the D&O Insurance, Executive shall be covered by such policy.

2.5 Expenses. The Company shall reimburse Lender for all reasonable business expenses incurred by Executive during the Term, upon presentation by Executive of such documentation and records as the Company shall from time to time require, provided that any expense in excess of $500.00 shall require the prior written approval of the Company. When Executive is required to travel on behalf of the Company’s business, the cost of an economic class ticket for any flight that is less than two (2) hours, and the cost of a business class ticket for any flight that is two (2) hours or more, shall be included hereunder as a reimbursable business expense.

2.6 All payments herein shall be made to Lender via wire transfer without deduction for any applicable wire transfer fees.

3. Term and Termination.

3.1 The term of this Agreement commences as of the Effective Date and shall continue for one (1) year unless sooner terminated as herein provided (the “Term”).

3.2 If Executive dies during the Term, this Agreement shall thereupon terminate, except that the Company shall pay to Lender any fee under Section 2.1 and expenses under Section 2.5 that have accrued and are unpaid, as well as that portion of the Shares vested under Section 2.3, at the time of Executive’s death.

3.3 The Company reserves the right to terminate this Agreement upon ten (10) days written notice if, for a continuous or accumulated period of forty-five (45) days during the Term, Executive is prevented from discharging his duties under this Agreement due to any physical or mental disability. With the exception of the covenants included in Section 4 below, upon such termination, the obligations of Lender and the Company under this Agreement shall immediately cease.  Upon termination pursuant to this Section 3.3, the Company shall pay to Lender any fee under Section 2.1 and expenses under Section 2.5 that have accrued and are unpaid, as well as that portion of the Shares vested under Section 2.3, at the cessation of Executive’s services.

3.4 The Company reserves the right to declare Lender in default of, and terminate for cause, this Agreement if Executive willfully breaches or habitually neglects the duties which he is required to perform under this Agreement, or if Executive commits such acts of dishonesty, fraud, misrepresentation, gross negligence or willful misconduct as would prevent the effective performance of his duties or which results in material harm to the Company or its business.  Termination under this Section 3.4 shall be effective upon written notice to Lender pursuant to Section 6.3. Upon delivery of such notice, the obligations of Lender and the Company under this Agreement shall, with the exception of the covenants included in Section 4 below, immediately cease.  Such termination shall be without prejudice to any other remedy to which the Company may be entitled either at law, in equity, or under this Agreement.  Upon termination pursuant to this Section 3.4, the Company shall pay to Lender any fee under Section 2.1 and expenses under Section 2.5 that have accrued and are unpaid at the time of termination, but Lender shall forfeit all rights to the Shares issuable under Section 2.3, whether or not vested at the time of termination.

3.5 This Agreement may be terminated at any time by Lender upon not less than ninety (90) days written notice by Lender to the Board pursuant to Section 6.3. With the exception of the covenants included in Section 4 below, upon such termination the obligations of Lender and the Company under this Agreement shall immediately cease.  Upon termination pursuant to this Section 3.5, the Company shall pay to Lender any fee under Section 2.1 and expenses under Section 2.5 that have accrued and are unpaid at the time of termination, but Lender shall forfeit all rights to the Shares issuable under Section 2.3, whether or not vested at the time of termination.

3.6 This Agreement may be terminated at any time by the Company upon not less than thirty (30) days written notice by the Company to Lender pursuant to Section 6.3.  With the exception of the covenants included in Section 4 below, upon such termination the obligations of Lender and the Company under this Agreement shall immediately cease.  Upon termination pursuant to this Section 3.6, the Company shall pay to Lender any fee under Section 2.1 and expenses under Section 2.5 that have accrued and are unpaid, as well as that portion of the Shares vested under Section 2.3, at the time of termination.

4. Protection of Confidential Information; Non-Competition.

4.1       Lender acknowledges (and shall require Executive to so acknowledge) that:

(a) As a result of Executive’s association with the Company pursuant to this Agreement, Executive will obtain secret and confidential information concerning the business of the Company and its subsidiaries and affiliates (referred to collectively in this Section 4 as the “Group”), including, without limitation, trade secrets and any information concerning products, processes, formulas, designs, inventions (whether or not patentable or registrable under copyright or similar laws, and whether or not reduced to practice), discoveries, concepts, ideas, improvements, techniques, methods, research, development and test results, specifications, data, know-how, software, formats, marketing plans, and analyses, business plans and analyses, strategies, forecasts, customer and supplier identities, characteristics and agreement (“Confidential Information”).  In addition, Executive may become aware of business opportunities that may be beneficial to the Group including, but not limited, opportunities to acquire or purchase, or, except for Permitted Competitive Investments, otherwise make equity or debt investments in, companies primarily involved in a Competitive Business (“Corporate Opportunities”), during the Term, whether in the course of his services or otherwise, and that such Corporate Opportunities shall considered to be business opportunities of the Group.

(b) The Group will suffer substantial damage which will be difficult to compute if, during the Term or thereafter, Lender and/or Executive should enter a business competitive with the Group or divulge Confidential Information.

(c) The provisions of this Agreement are reasonable and necessary for the protection of the business of the Group.

4.2  Lender agrees (and shall require Executive to so agree) that it will not at any time, either during the Term or thereafter, divulge to any person or entity any Confidential Information obtained or learned by it as a result of Executive’s services with the Group, except (i) as required in the course of performing Executive’s duties hereunder, (ii) to the extent that any such information is in the public domain other than as a result of the breach by Lender of its obligations under this Section 4, (iii) where required to be disclosed by court order, subpoena or other government process, or (iv) if such disclosure is made without Lender’s knowing intent by Lender and/or Executive to cause material harm to the Group.  If Lender and/or Executive shall be required to make disclosure pursuant to the provisions of clause (iii) of the preceding sentence, they shall promptly, but in no event more than 24 hours after learning of such subpoena, court order, or other government process, notify the Company pursuant to Section 6.3 and shall, at the Company’s expense: (a) take reasonably necessary and lawful steps required by the Group to defend against the enforcement of such subpoena, court order or other government process, and (b) permit the Group to intervene and participate with counsel of its choice in any proceeding relating to the enforcement thereof.

4.3 Upon termination of this Agreement, Executive will promptly deliver to the Group all memoranda, correspondence, notes, records, reports, manuals, drawings, blue-prints and other documents (and all copies thereof) relating to the business of the Group and all property associated therewith, which he may then possess or have under his control whether prepared by him or others.

4.4 During the Term and terminating three years thereafter, Lender agrees (and shall require Executive to so agree) that Executive, without the prior written permission of the Company, shall not for any reason whatsoever, (i) enter into the employ of or render any services to any person, firm or corporation engaged in any business which is in competition with the Group’s principal existing business at the time of termination (“Competitive Business”); (ii) engage in any Competitive Business as an individual, partner, shareholder, creditor, director, officer, principal, agent, employee, trustee consultant, advisor or in any other relationship or capacity; (iii) employ, or have or cause any other person or entity to employ, any person who was employed by the Group at the termination of this Agreement; or (iv) solicit, interfere with, or endeavor to entice away from the Group, for the benefit of a Competitive Business, any of its customers.  Notwithstanding the foregoing, (i) neither Lender nor Executive shall not be precluded from investing and managing the investment of, its or his assets in the securities of any corporation or other business entity which is engaged in a Competitive Business if such securities are traded on a national stock exchange or in the over-the-counter market and if such investment does not result in its or his beneficially owning, at any time, more than 2% of any class of the publicly-traded equity securities of such Competitive Business (“Permitted Competitive Investment”); and (ii) during the Term and terminating one year thereafter (except for investments in a class of securities trading on public markets), Lender and Executive: (a) shall be prohibited from taking for itself or himself personally any Corporate Opportunities, and (b) shall refer to the Company for consideration (before any other party) any and all Corporate Opportunities that arise during the Term or for a period of one year thereafter.  If the Company determines not to exploit any Corporate Opportunity, the Company shall determine what, if anything, should be done with such opportunity.  Neither Lender nor Executive shall be entitled to any compensation, as a finder or otherwise, if either the Company or Lender or Executive introduces such opportunity to other persons, it being understood that any such compensation shall be paid to the Company.

4.5 If either Lender or Executive commits a breach of any provision of this Section 4, the Company shall have the right:

(a) to have such provision specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed by Lender and Executive that the services being rendered hereunder to the Company are of a special, unique and extraordinary character and that any breach or threatened breach will cause irreparable injury to the Group and that money damages will not provide an adequate remedy to the Group;

(b) to require Lender and/or Executive to account for and pay over to the Company all monetary damages determined by a non-appealable decision by a court of law to have been suffered by the Group as the result of any actions constituting a breach of any such provision, and the Lender and the Executive hereby agree to account for and pay over such damages to the Company; and

(c) to not perform any obligation owed to Lender under this Agreement, to the fullest extent permitted by law. The Company shall also have the right, to the fullest extent permitted by law, to adjust any amount due and owing or to be due and owing to Lender, whether under this Agreement or any other agreement between the Company and Lender in order to satisfy any losses to the Group as a result of such breach.

4.6 If Lender or Executive shall violate any covenant contained in Section 4.4, the duration of such covenant so violated shall be automatically extended for a period of time equal to the period of such violation.

5. Lender Representations.   Lender represents that it is a validly existing corporation and has the sole and exclusive right and authority to provide the services of Executive to the Company as contemplated by this Agreement, and that the entering into and performance of this Agreement by Lender and the provision of services hereunder by Executive and the acceptance thereof by the Company will not violate any law, rule, regulation, order, contract or agreement to which either Lender or Executive is a party or is bound or affected.

6. Miscellaneous Provisions.

6.1 The parties acknowledge and agree that the relationship between the Company and Lender is that of independent contractors and not that of employer and employee. Nothing in this Agreement is intended to create or will be deemed to create or constitute a joint venture or partnership between the Company and Lender.

6.2  Lender shall be responsible for the payment of all withholding, payroll and other taxes payable in respect of the payments received by Lender under this Agreement and hereby agrees to indemnify and hold the Company harmless from any obligation or penalty arising from the failure to pay such taxes.

6.3 All notices provided for in this Agreement shall be in writing, and shall be deemed to have been duly given when delivered personally to the party to receive the same, when delivered via overnight courier providing for next day delivery service (“Overnight Courier”), when transmitted by facsimile (electronic receipt confirmed), or when mailed first class postage prepaid, by certified mail, return receipt requested, addressed to the party to receive the same at his or its address set forth below, or such other address as the party to receive the same shall have specified by written notice given in the manner provided for in this Section 6.3.  All notices shall be deemed to have been given: (a) as of the date of personal delivery, (b) the first business day after delivery via Overnight Courier, (c) on the electronically confirmed date of receipt during business hours of the facsimile transmittal (or the following business day if the facsimile is received after 5:30 p.m. PDT), or (d) three calendar days after the date of deposit (postage pre-paid) with the U.S. Postal Service if delivered via first class or certified mail.

If to Lender:	Worldwide Officers, Inc.
6571 Morningside Drive
Huntington Beach, CA 92648
Fax: (310) 496-2693

If to Executive:	Bennet P. Tchaikovsky
c/o Worldwide Officers, Inc.
6571 Morningside Drive
Huntington Beach, CA 92648

If to the Company:	China Jo-Jo Drugstores Room 507-513, 5th Floor, A Building, Meidu Plaza Gongshu District, Hangzhou Zhejiang Province, P.R. China Attn: Lei Liu

With a copy to:	Richardson & Patel, LLP
Murdock Plaza
10900 Wilshire Boulevard, Suite 500
Los Angeles, CA 90024
Attn: Kevin K. Leung, Esq.
Fax: (310) 208-1154

6.4 In addition to Section 2.4, the Company, shall to the fullest extent permitted by law, indemnify Executive for any liability, damages, losses, costs and expenses arising out of alleged or actual claims (collectively, “Claims”) made against Executive for any actions or omissions during the Term by Executive as an officer of the Company.

6.5 The provisions of Section 4 and any provisions relating to payments to Lender after termination of this Agreement shall survive termination of this Agreement for any reason.

6.6 This Agreement sets forth the entire agreement of the parties and is intended to supersede all prior negotiations, understandings and agreements.  No provisions of this Agreement may be waived or changed except by writing by the party against whom such waiver or change is sought to be enforced. The failure of any party to require performance of any provision hereof or thereof shall in no manner affect the right at a later time to enforce such provision.

6.7 All questions with respect to the construction of this Agreement, and the rights and obligations of the parties hereunder, shall be determined in accordance with the law of the State of Nevada applicable to agreements made and to be performed entirely in the State of Nevada. Any disputes, claims or causes of action by one party against the other arising out of, in related to or concerning this Agreement shall be commenced and maintained in any state or federal court located in Los Angeles County of the State of California, and the Lender hereby submits to the jurisdiction and venue of any such court.

6.8 This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Company.  This Agreement shall not be assignable by Lender, but shall inure to the benefit of and be binding upon its successors and assigns.

6.9 It is the desire and intent of the parties that the terms, provisions, covenants and remedies contained in this Agreement shall be enforceable to the fullest extent permitted by law.  If any such term, provision, covenant or remedy of this Agreement or the application thereof to any person or circumstances shall, to any extent, be construed to be invalid or unenforceable in whole or in part, then such term, provision, covenant or remedy shall be construed in a manner so as to permit its enforceability under the applicable law, to the fullest extent permitted by law.  In any case, the remaining provisions of the Agreement and the application thereof to any person or circumstance other than those to which they have been held invalid or unenforceable, shall remain valid and in full force and effect.

          IN WITNESS WHEREOF, the parties have executed this Loanout Agreement as of the date first above written.

“COMPANY”	“LENDER”
CHINA JO-JO DRUGSTORES, INC.	WORLDWIDE OFFICERS, INC.

By: /s/ Lei Liu	By: /s/ Bennet P. Tchaikovsky
Name: Lei Liu	Name: Bennet P. Tchaikovsky
Title: Chief Executive Officer	Title: Chief Executive Officer

ACKNOWLEDGED BY:

“EXECUTIVE”

/s/ Bennet P. Tchaikovsky
Bennet P. Tchaikovsky